As filed with the Securities and Exchange Commission on September 4, 1996
                                                          Registration No. 333-
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              DIALOGIC CORPORATION
             (Exact name of registrant as specified in its charter)

         New Jersey                                       22-2476441
(State or other jurisdiction of                         (I.R.S. Employer)
incorporation or organization)                           Identification No.)

1515 Route 10, Parsippany, New Jersey                          07054
(Address of Principal Executive Offices)                     (Zip Code)

            1988 INCENTIVE COMPENSATION PLAN OF DIALOGIC CORPORATION
                            (Full title of the plan)

                                Edward B. Jordan
                              Dialogic Corporation
                                  1515 Route 10
                          Parsippany, New Jersey 07054
            (Name, address and telephone number, including area code,
                              of agent for service)

                                 with a copy to:
                            Peter H. Ehrenberg, Esq.
                Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C.
                              65 Livingston Avenue
                           Roseland, New Jersey 07068

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                  Proposed         Proposed
Title of                          maximum          maximum
securities                        offering         aggregate        Amount of
to be          Amount to be       price per        offering         registration
registered     registered         unit (1)         price            fee

Common Stock,
no par value   400,000 shares(2)   $33.75          $13,500,000.00     $4,656.00
- --------------------------------------------------------------------------------

(1) Pursuant to Rule 457, the proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee and is based on the average of the high and low sales price of the Common Stock of the registrant reported on the National Market System of the National Association of Securities Dealers Automated Quotation System on September 3, 1996.

(2) Plus such indeterminate number of additional shares as shall become issuable pursuant to the anti-dilution provisions of the above-mentioned plan. An additional 2,551,718 shares were registered with the Commission on July 11, 1994, pursuant to Registration Statement on Form S-8 No. 33-81414.
- --------------------------------------------------------------------------------

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, filed by Dialogic Corporation (the "Company") with the Securities and Exchange Commission (the "SEC"), are hereby incorporated by reference:

     (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995;

     (b) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996 and June 30, 1996;

     (c) the Company's Current Report on Form 8-K dated July 10, 1996; and

     (d) the description of the Common Stock of the Company contained in the Company's Form 8-A declared effective by the SEC on April 11, 1994.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a person serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation or enterprise), against reasonable costs (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (3) of Section 3-5 empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys' fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Subsection (4) of Section 3-5 provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) incurred by him in connection therewith.

     Subsection (8) of Section 3-5 provides that the indemnification provisions in the law shall not exclude any other rights to indemnification that a director or officer may be entitled to under a provision of the certificate of incorporation, a by-law, an agreement, a vote of shareholders, or otherwise. That subsection explicitly permits indemnification for liabilities and expenses incurred in proceedings brought by or in the right of the corporation (derivative proceedings). The only limit on indemnification of directors and officers imposed by that subsection is that a corporation may not indemnify a director or officer if a judgment has established that the director's or officer's acts or omissions were a breach of his or her duty of loyalty, not in good faith, involved a knowing violation of the law, or resulted in receipt of an improper personal benefit.

     Subsection (9) of Section 3-5 provides that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer against any expenses or liabilities incurred in any proceeding by reason of that person being or having been a director or officer, whether or not the corporation would have the power to indemnify that person against expenses and liabilities under other provisions of the law.

     The  Registrant's  Restated  Certificate  of  Incorporation   contains  the
following provisions regarding indemnification:

                  "Every person who is or was a director, officer or corporate agent of the Corporation shall be indemnified by the Corporation to the fullest extent allowed by law, including the indemnification permitted by N.J.S. 14A:3-5(8), against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director, officer or corporate agent or of serving or having served in any capacity with any other enterprise at the request of the Corporation, whether or not that person is a director, officer or corporate agent or continues to serve the other enterprise at the time the liabilities or expenses are imposed or incurred."

     The  Registrant's  Restated  Certificate  of  Incorporation   contains  the
following provisions regarding certain limitations on the liability of directors and officers:

                  "A director or an officer of the Corporation shall not be personally liable to the Corporation or its shareholders for the breach of any duty owed to the Corporation or its shareholders except to the extent that an exemption from personal liability is not permitted by the New Jersey Business Corporation Act."

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

     4.1 Registrant's Restated Certificate of Incorporation is incorporated by reference to Exhibit 3.1 of Amendment No. 2 to Registrant's Registration Statement on Form S-1 (No. 33-59598).

     5.1 Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C.

     23.1 Independent Auditors' Consent (Deloitte & Touche LLP)

     23.2 Opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.C. (included in Exhibit 5.1)

     24.1 Power of Attorney

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To  include  any  material information with respect to the plan of
              distribution  not  previously  disclosed  in  the   registration
              statement or any material change to such information in the registration statement;

              Provided,  however,  that  Paragraphs (1)(i) and (1)(ii)  do   not
apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Parsippany, State of New Jersey, on the 4th day of September, 1996.

                                                 DIALOGIC CORPORATION

                                            By:  /s/Edward B. Jordan
                                                    Edward B. Jordan
                                                    Vice President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signatures                 Title                           Date

Nicholas Zwick*                    Chairman of the Board       September 4, 1996
- -----------------------------
Nicholas Zwick

Howard G. Bubb*                    Director, President and     September 4, 1996
- -----------------------------      Chief Executive Officer
Howard G. Bubb

Kenneth J. Burkhardt, Jr.*         Director                    September 4, 1996
- -----------------------------
Kenneth J. Burkhardt, Jr.

Masao Konomi*                      Director                    September 4, 1996
- -----------------------------
Masao Konomi

John N. Lemasters*                 Director                    September 4, 1996
- -----------------------------
John N. Lemasters

Francis G. Rodgers*                Director                    September 4, 1996
- -----------------------------
Francis G. Rodgers

James J. Shinn*                    Director                    September 4, 1996
- -----------------------------
James J. Shinn

/s/Edward B. Jordan                Chief Financial and         September 4, 1996
- -----------------------------      Accounting Officer
Edward B. Jordan


                            *By: /s/Edward B. Jordan
                                Edward B. Jordan
                                Attorney-in-Fact

                                  EXHIBIT INDEX


     Exhibit No.        Description                               Page No.

      4.1               Registrant's Restated Certificate of
                        Incorporation (incorporated by reference)

      5.1               Opinion of Lowenstein, Sandler, Kohl,
                        Fisher & Boylan, P.C.

      23.1              Independent Auditors' Consent (Deloitte & Touche LLP)

      23.2              Consent of Lowenstein,  Sandler,  Kohl,
                        Fisher & Boylan, P.C. is included in Exhibit 5.1

      24.1              Power of Attorney